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                        LORAL SPACE & COMMUNICATIONS LTD.
                             2000 STOCK OPTION PLAN

1. Purposes.

     The Loral Space & Communications Ltd. 2000 Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel for positions of substantial responsibility with Loral Space & Communications Ltd., a Bermuda corporation (the "Company"), and certain entities directly or indirectly controlled by or affiliated with the Company, and to provide additional incentive to such persons to exert their maximum efforts toward the success of the Company. The above aims will be effectuated through the granting of certain options ("Options") to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). Options granted under the Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Plan is intended to constitute a "broadly-based plan" as defined in
Section 312.04(h) of the New York Stock Exchange (NYSE) Listed Company Manual.

2. Administration of the Plan.

     The Plan shall be administered by a committee (the "Committee") consisting of at least two persons, appointed by the Board of Directors of the Company (the "Board of Directors"), each of whom shall be an "outside director" for purposes of Section 162(m) of the Code. To the extent necessary or appropriate to qualify Option grants under the Plan for the exemption provided by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), such grants may be approved or ratified by the full Board or by a separate committee thereof. Subject to the preceding sentence and within the limits of the express provisions of the Plan, the Committee shall have the authority, in its discretion, to take the following actions under the Plan:

     (a) to determine the individuals to whom, and the time or times at which, Options shall be granted, and the number of shares of Common Stock to be subject to each Option;

     (b) to interpret the Plan;

     (c) to prescribe, amend and rescind rules and regulations relating to the Plan;

     (d) to determine the terms and provisions of the respective stock option agreements granting Options, including



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the date or dates upon which Options shall become exercisable, which terms need not be identical;

     (e) to accelerate the vesting of any outstanding Options; and

     (f) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

     In making such determinations, the Committee may take into account the nature of the services rendered by such individuals, and such other factors as the Committee, in its discretion, shall deem relevant. An individual to whom an Option has been granted under the Plan is referred to herein as an "Optionee". The Committee's determinations on the matters referred to in this Section 2 shall be conclusive.

     The Committee may, in its discretion, delegate some or all of its authority hereunder to one or more officers of the Company or its subsidiaries, provided that the Committee shall not delegate such authority with respect to any grant of Options to persons who are subject to the provisions of Section 16 of the Exchange Act ("Insiders").

3. Shares Subject to the Plan.

     (a) The total number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed 13,000,000, subject to adjustment as provided in Section 6 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of outstanding Options. The shares of Common Stock to be issued upon exercise of Options shall be authorized and unissued or reacquired shares of Common Stock. The shares of Common Stock relating to the unexercised portion of any expired, terminated or canceled Option shall thereafter be available for the grant of Options under the Plan.

     (b) Options may be granted under the Plan by the Company directly or, if authorized by the Board or the Committee, by the Company's subsidiary, Loral SpaceCom Corporation, a Delaware corporation ("Loral SpaceCom"), subject to such terms and conditions as shall be agreed to between the Company and Loral SpaceCom. Without limiting the generality of the foregoing, (i) Options granted by Loral SpaceCom to Insiders shall be approved by the Committee and, if appropriate, the Board; (ii) the performance of Loral SpaceCom with respect to Options granted by it may be guaranteed by the Company; and (iii) as a condition to the issuance of Shares upon exercise of Options granted by Loral SpaceCom, the Company may require Loral SpaceCom to pay to the Company the full Fair Market Value of the Shares then being issued, in such form of consideration as shall be acceptable to the Company.


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4. Eligibility.

     (a) All full-time employees of the Company and its subsidiaries who are resident in the United States and who are "exempt employees" as defined under the Fair Labor Standards Act of 1938 are eligible to receive options under the Plan. In addition, Options may be granted to employees of other entities directly or indirectly controlled by or affiliated with the Company and designated by the Committee ("Designated Entities"). The term "Company," when used in the context of an Optionee's employment, shall be deemed to include the Company, subsidiaries and Designated Entities.

     (b) During the shorter of (i) the three-year period commencing on the date the Plan is adopted by the Company, or (ii) the term of the Plan, at least a majority of the shares of Common Stock underlying Options awarded under the Plan shall be awarded to employees who are not officers or directors of the Company. For this purpose, the term "officer" shall mean a person who is an officer of the Company for purposes of Section 312.04(h) of the NYSE Listed Company Manual.

     (c) Nothing contained in the Plan shall be construed to limit the right of the Company to grant stock options otherwise than under the Plan for proper corporate purposes.

5. Terms of Options.

     The terms of each Option granted under the Plan shall be determined by the Committee consistent with the provisions of the Plan, including the following:

     (a) The purchase price of the shares of Common Stock subject to each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted; provided, that in no event shall the per share purchase price of an Option be less than the lower of (A) 50% of the Fair Market Value of a share of a Common Stock on the date of grant, and (B) $20 below the aforesaid Fair Market Value.

     (b) The dates on which each Option (or portion thereof) shall be exercisable shall be fixed by the Committee, in its discretion.

     (c) The expiration of each Option shall be fixed by the Committee, in its discretion. No Option shall be exercisable after the expiration of ten (10) years from the date of its grant and each Option shall be subject to earlier termination as determined by the Committee, in its discretion.

     (d) Options shall be exercised by the delivery to the Company (or Loral SpaceCom, in the case of Options granted by Loral SpaceCom) at its principal office or at such other address as may be established by the Committee (Attention: Corporate


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Treasurer) of written notice of the number of shares of Common Stock with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such shares. Unless otherwise determined by the Committee at the time of grant, payment for such shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery to the Company of shares of Common Stock having a Fair Market Value equal to such purchase price, (iv) by irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay such purchase price and to sell the shares of Common Stock to be issued upon exercise of the Option and deliver the cash proceeds less commissions and brokerage fees to the Optionee or to deliver the remaining shares of Common Stock to the Optionee, or (v) by any combination of the methods of payment described in (i) through (iv) above.

     (e) An Optionee shall not have any of the rights of a holder of the Common Stock with respect to the shares of Common Stock subject to an Option until such shares are issued to such Optionee upon the exercise of such Option.

     (f) (i) Except as provided in Section 5(f)(ii), (A) an Option shall not be transferable, except by will or the laws of descent and distribution, and may be exercised, during the lifetime of an Optionee, only by the Optionee, and (B) no Option granted under the Plan shall be subject to execution, attachment or other process.

         (ii) The Committee, in its sole and absolute discretion, may provide in any option agreement or amendment thereto, that the Optionee may transfer Options to his children, grandchildren or spouse, or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, provided that (A) the Optionee does not receive any consideration for such transfer, and (B) the transferee of such Options remains subject to all the terms and conditions that were applicable to such Options immediately prior to such transfer.

     (g) For purposes of the Plan, as of any date when the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System National Market System ("NASDAQ-NMS") or listed on one or more national securities exchanges, the "Fair Market Value" of the Common Stock as of such date shall be deemed to be the mean between the high and low sale prices of the Common Stock reported on the NASDAQ-NMS or the principal national securities exchange on which the Common Stock is listed and traded on the immediately preceding date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Common Stock is not quoted on the NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the "Fair


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Market Value" of the Common Stock shall mean the amount determined by the
Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately.

6. Adjustment upon Changes in Capitalization.

     (a) In the event that the outstanding shares of Common Stock are changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination or exchange of shares and the like, or dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee in the aggregate number of shares of Common Stock available under the Plan, the maximum number of shares which may be granted to any Optionee during any partial or full calendar year, and in the number of shares of Common Stock and price per share of Common Stock subject to outstanding Options. If the Company shall be sold, reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged (a "Corporate Event"), an Optionee shall at the time of issuance of the stock under such Corporate Event be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such Corporate Event as if he had been, immediately prior to such event, the holder of the number of shares of Common Stock covered by his Option; provided, however, that the Committee may, in its discretion, accelerate the exercisability of outstanding Options, and shorten the term thereof, to any date within 30 days prior to or concurrent with the occurrence of such Corporate Event.

     (b) Any adjustment under this Section 6 in the number of shares of Common Stock subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

7. Further Conditions of Exercise.

     (a) Unless prior to the exercise of an Option the shares of Common Stock issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the Optionee to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such


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representation, agreement or documentation is not necessary to comply with the
Securities Act.

     (b) Anything in subparagraph (a) of this Section 7 to the contrary notwithstanding, the Company shall not be obligated to issue or sell any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

8. Termination, Modification and Amendment.

     (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board of Directors, and no Option shall be granted after termination of the Plan.

     (b) The Plan may at any time be terminated or, from time to time, be modified or amended by the Board of Directors.

     (c) No termination, modification or amendment of the Plan may materially and adversely affect the rights conferred by any Options without the consent of the affected Optionee.

9. Not a Contract of Employment.

     Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any Optionee any right to remain in the employ of the Company, any subsidiary or any Designated Entity.

10. Governing Law.

     The Plan shall be governed by the laws of Bermuda without reference to principles of conflict of laws.

11. Withholding.

     As a condition to the exercise of any Option, the Committee may require that an Optionee satisfy, through withholding from other compensation or otherwise, the full amount of all federal, state and local income and other taxes required to be withheld in connection with such exercise.


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